Exhibit 99.1


    Wright Medical Group, Inc. Reports Results for Second Quarter
         Ended June 30, 2003; Company Posts Third Consecutive
             Quarter of Record All-time Sales Performance


    ARLINGTON, Tenn.--(BUSINESS WIRE)--July 28, 2003--Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and bio-orthopaedic materials, today reported financial results for its second quarter ending June 30, 2003.
    Net sales for the second quarter of 2003 totaled a record $62.2 million, representing a 22% increase over net sales of $50.8 million during the second quarter of 2002. Net sales during the second quarter reached a record level for any quarter in the Company's history, representing Wright's third sequential quarter of all-time record quarterly sales performance. Excluding the impact of foreign currency, net sales increased 16% during the second quarter. Second quarter 2003 Generally Accepted Accounting Principles ("GAAP") net income, totaled $5.0 million, or $.15 per diluted share, compared to GAAP net income of $5.2 million, or $.15 per diluted share in the same quarter of 2002. Second quarter 2002 GAAP net income included approximately $800,000 related to the favorable pre-tax effect of resolving a royalty obligation, which contributed $.02 to the prior year second quarter. Excluding this item, second quarter 2002 net income would have totaled $4.7 million or $.13 per diluted share.
    GAAP income from operations totaled $7.6 million during the second quarter of 2003, representing an increase of 21% compared to $6.3 million during the second quarter of 2002 inclusive of the aforementioned royalty resolution. Exclusive of this prior-year benefit, second quarter income from operations would have increased by 38% from 2002 to 2003.
    For the first six months of 2003, the Company's net sales totaled $120.8 million, representing an 18% increase over net sales of $102.5 million for the first half of 2002. Excluding the impact of foreign currency, net sales increased 11% during the first half of 2003. For the first six months of 2003, GAAP net income totaled $7.0 million, or $.21 per diluted share, including the after-tax effect of a first quarter $4.6 million in-process research and development ("IPRD") charge which resulted from the Company's first quarter 2003 acquisition of certain ADCON(R) Gel technology assets. Without this charge, net income for the first six months of 2003 would have been $9.8 million, or $.29 per diluted share. For the first six months of 2002, GAAP net income totaled $12.2 million, or $.36 per diluted share, including the favorable after-tax effect of a $4.2 million award from a commercial arbitration proceeding with a former business services provider and the aforementioned second quarter 2002 royalty resolution. Excluding these items, the Company's net income for the first half of 2002 would have been $9.0 million, or $.27 per diluted share. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.
    F. Barry Bays, President and Chief Executive Officer commented, "We are very pleased with our second quarter operating results and with the levels of performance achieved by each of our major product lines. Our record second quarter sales results were driven by outstanding growth in our hip product line, reflecting the continued exceptional success of our LINEAGE(R) ceramic-on-ceramic hip system as well as our CONSERVE(R) Total hip system with BFH(TM) Big Femoral Head technology, both launched during the first quarter. Our second quarter growth also benefited from the continued outstanding progress of Wright's traditional growth drivers, bio-orthopaedics and extremities, which recorded global sales gains of 31% and 26%, respectively. Operationally, we have modestly expanded our investment level in research and development in order to accelerate our efforts to develop and commercialize innovative new products and to enrich the body of clinical evidence that supports our products' many benefits. Despite this heightened level of investment, we continued to post excellent operating results during the second quarter, as evidenced by our 21% growth in GAAP income from operations over the prior year and 38% growth exclusive of last year's favorable royalty resolution."
    Mr. Bays continued, "One particularly noteworthy accomplishment during the second quarter, and certainly a meaningful indicator of our progress as a business, relates to our cash flow results. Operating cash flow totaled a record $18.7 million during Q2 and $26.8 million for the first half of 2003, resulting from the combination of our growing profitability and outstanding working capital management. After paying the remaining balance owed for the purchase of certain ADCON(R) Gel technology assets, and making our scheduled debt payment and necessary capital expenditure investments, our cash balance still increased during the second quarter by almost $10 million to $62.5 million at quarter-end."

    Sales Review

    The Company experienced global growth across all its major product lines during the second quarter, with the Company's hip, extremity, and bio-orthopaedic product lines again posting exceptional growth rates. Specifically, global net sales of the Company's hip, bio-orthopaedic, extremity and knee product lines increased by 32%, 31%, 26% and 9%, respectively, during the second quarter of 2003 when compared to the second quarter of 2002.
    Domestic sales totaled $37.5 million during the second quarter of 2003 and $72.6 million during the first half of 2003, representing increases of 20% and 17%, compared to the respective year-ago periods. Domestically, second quarter 2003 net sales of the Company's hip, extremity, and bio-orthopaedic product lines reflected growth of 44%, 31% and 26%, respectively, while knee sales remained even with levels achieved during the year-ago quarter.
    International sales totaled $24.7 million during the second quarter, an increase of 26% compared to the second quarter of 2002. For the first half of 2003, international sales reached $48.2 million, an increase of 19% compared to the first half of 2002. The Company's international sales results included favorable foreign currency impacts totaling approximately $3.4 million and $6.6 million during the second quarter and the first half of 2003, respectively.

    Outlook

    The Company has upwardly revised its previously-communicated sales target for the full year 2003 to a range of $234 million to $239 million, representing annualized growth of approximately 16.5% to 19%, and has upwardly-revised its full year 2003 operating income target to a range of $28.5 million to $30.5 million, exclusive of the Company's $4.6 million first quarter 2003 IPRD charge. The Company's anticipated targets for the third quarter of 2003 for net sales are in the range of $52.5 million to $54.5 million, with operating income results ranging from $4.7 million to $5.4 million. These targets for both the full year of 2003 and the upcoming third quarter of 2003 exclude the effect of possible future acquisitions or other material future business developments.
    The Company's anticipated targets for net sales and income from operations are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-915-4836 (domestic)/ 973-317-5319 (international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting today and continuing until 10:59 p.m. (Central Time) on August 5, 2003. To hear this replay, dial 1-800-428-6051 (domestic) or 973-709-2089 (international) and enter the registration number 300051. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate--Investor Information--Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net income, as adjusted, income from operations, as adjusted, cash earnings, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities including purchased in-process research and development and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2002), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and bio-orthopaedic materials. The Company has been in business for more than fifty years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit our website at www.wmt.com.



                      Wright Medical Group, Inc.
            Consolidated Condensed Statements of Operations
           (in thousands, except per share data - unaudited)


                                Three Months Ended  Six Months Ended
                                ------------------ -------------------
                                June 30, June 30,  June 30,  June 30,
                                  2003     2002      2003      2002
                                -------- -------- --------- ---------

Net sales                       $62,152  $50,771  $120,774  $102,477
Cost of sales                    17,386   14,234    32,926    28,992
                                 -------  -------   -------   -------
     Gross profit                44,766   36,537    87,848    73,485

Operating Expenses:
  Selling, general and
   administrative                31,963   26,332    62,268    53,287
  Research and development        3,908    2,565     7,443     5,126
  Amortization of intangible
   assets                           923      921     1,727     1,774
  Stock-based expense               420      457       829       897
  Acquired in-process research
   and development costs              -        -     4,558         -
  Arbitration settlement award        -        -         -    (4,200)
                                 -------  -------   -------   -------
     Total operating expenses    37,214   30,275    76,825    56,884
                                 -------  -------   -------   -------

     Income from operations       7,552    6,262    11,023    16,601
Interest expense, net               312      338       578       772
Other (income) expense, net        (481)  (1,149)     (511)   (1,133)
                                 -------  -------   -------   -------
     Income before income taxes   7,721    7,073    10,956    16,962
Provision for income taxes        2,723    1,829     3,957     4,799
                                 -------  -------   -------   -------
     Net income                 $ 4,998  $ 5,244  $  6,999  $ 12,163
                                 =======  =======   =======   =======

Net income per common share,
 basic                          $   .15  $   .16  $    .21  $    .39
                                 =======  =======   =======   =======
Net income per common share,
 diluted                        $   .15  $   .15  $    .21  $    .36
                                 =======  =======   =======   =======
Weighted-average number of
 common shares outstanding-
 basic                           32,772   32,447    32,744    31,163
                                 =======  =======   =======   =======

Weighted-average number of
 common shares outstanding-
 diluted                         34,237   34,839    34,085    33,542
                                 =======  =======   =======   =======


                      Wright Medical Group, Inc.
                 Consolidated Condensed Sales Analysis
                  (dollars in thousands - unaudited)


                  Three Months Ended            Six Months Ended
              --------------------------- ----------------------------
               June 30, June 30,    %      June 30, June 30,     %
                 2003     2002    change     2003     2002     change
               -------- -------- -------- --------- --------- --------
Geographic
----------
Domestic       $37,494  $31,200     20.2%  $72,574   $62,114     16.8%
International   24,658   19,571     26.0%   48,200    40,363     19.4%
               -------- -------- -------- --------- --------- --------
Total net
 sales         $62,152  $50,771     22.4% $120,774  $102,477     17.9%
               ======== ======== ======== ========= ========= ========

Product Line
------------
Knee products  $19,755  $18,207      8.5%  $39,419   $37,510      5.1%
Hip products    19,502   14,743     32.3%   37,192    28,983     28.3%
Extremity
 products        7,805    6,189     26.1%   15,235    12,884     18.2%
Bio-orthopaedic
 materials      12,275    9,406     30.5%   23,684    18,568     27.6%
Other            2,815    2,226     26.5%    5,244     4,532     15.7%
               -------- -------- -------- --------- --------- --------
Total net
 sales         $62,152  $50,771     22.4% $120,774  $102,477     17.9%
               ======== ======== ======== ========= ========= ========


                      Wright Medical Group, Inc.
               Reconciliation of Income from Operations
                to Income from Operations, As Adjusted
                  (dollars in thousands - unaudited)


                                 Three Months Ended  Six Months Ended
                                 ------------------  -----------------
                                 June 30, June 30,   June 30, June 30,
                                   2003     2002       2003     2002
                                 -------- ---------  -------- --------
Income from Operations, as
 reported                         $7,552    $6,262   $11,023  $16,601
Add:  Acquired in-process
 research and development
 costs                                 -         -     4,558        -
Less:  Arbitration settlement
 award                                 -         -         -   (4,200)
Less:  Royalty resolution              -      (800)        -     (800)
                                 -------- ---------  -------- --------
Income from Operations, as
 adjusted                         $7,552    $5,462   $15,581  $11,601
                                 ======== =========  ======== ========


                      Wright Medical Group, Inc.
        Reconciliation of Net Income to Net Income, As Adjusted
                  (dollars in thousands - unaudited)


                                  Three Months Ended Six Months Ended
                                  ------------------ -----------------

                                  June 30,  June 30, June 30, June 30,
                                    2003      2002     2003     2002
                                  --------- -------- -------- --------
Net income, as reported:            $4,998   $5,244   $6,999  $12,163
Add:  Acquired in-process
 research and development costs,
 net of tax                              -        -    2,819        -
Less:  Arbitration settlement
 award, net of tax                       -        -        -   (2,604)
Less:  Royalty resolution, net of
 tax                                     -     (593)       -     (593)
                                  --------- -------- -------- --------
Net income, as adjusted:            $4,998   $4,651   $9,818   $8,966
                                  ========= ======== ======== ========

Net income, as adjusted, per
 common share--basic                 $ .15    $ .14    $ .30    $ .29
                                  ========= ======== ======== ========
Net income, as adjusted, per
 common share--diluted               $ .15    $ .13    $ .29    $ .27
                                  ========= ======== ======== ========
Weighted-average number of common
 shares outstanding-basic           32,772   32,447   32,744   31,163
                                  ========= ======== ======== ========
Weighted-average number of common
 shares outstanding-diluted         34,237   34,839   34,085   33,542
                                  ========= ======== ======== ========


                      Wright Medical Group, Inc.
                     Reconciliation of Net Income
            to Cash Earnings and Cash Earnings, As Adjusted
                  (dollars in thousands - unaudited)


                                  Three Months Ended  Six Months Ended
                                  ------------------ -----------------
                                   June 30, June 30, June 30, June 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------
Net income, as reported:            $4,998   $5,244   $6,999  $12,163
Add:  Stock-based expense              420      457      829      897
Add:  Amortization of intangible
 assets                                923      921    1,727    1,774
                                   -------- -------- -------- --------
  Cash earnings                     $6,341   $6,622   $9,555  $14,834
                                   ======== ======== ======== ========
Add:  Acquired in-process research
 and development costs, net of tax       -        -    2,819        -
Less:  Arbitration settlement
 award, net of tax                       -        -        -   (2,604)
Less:  Royalty resolution,
 net of tax                              -     (593)       -     (593)
                                   -------- -------- -------- --------
Cash earnings, as adjusted          $6,341   $6,029  $12,374  $11,637
                                   ======== ======== ======== ========


                      Wright Medical Group, Inc.
                 Consolidated Condensed Balance Sheets
           (in thousands, except per share data - unaudited)


                                                   June 30,   Dec. 31,
                                                     2003       2002
                                                   --------- ---------

Assets:
Current Assets:
  Cash and cash equivalents                        $ 62,525  $ 51,373
  Accounts receivable, net                           44,287    39,571
  Inventories                                        59,163    55,628
  Prepaid expenses and other current assets          18,276    25,042
                                                    --------  --------
       Total current assets                         184,251   171,614
                                                    --------  --------

Property, plant and equipment, net                   60,276    59,215
Intangible assets, net                               29,510    26,908
Other assets                                         15,969    16,446
                                                    --------  --------
                                                   $290,006  $274,183
                                                    ========  ========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                 $ 11,480  $  9,878
  Accrued expenses and other current
   liabilities                                       33,673    29,878
  Current portion of long-term obligations            5,878     5,676
                                                    --------  --------
     Total current liabilities                       51,031    45,432
                                                    --------  --------
Long-term obligations                                14,189    16,586
Other liabilities                                     6,241     7,166
                                                    --------  --------
     Total liabilities                               71,461    69,184
                                                    --------  --------

Stockholders' equity                                218,545   204,999
                                                    --------  --------
                                                   $290,006  $274,183
                                                    ========  ========



    CONTACT: Wright Medical Group Inc., Arlington
             John K. Bakewell, 901-867-4527